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                                                                   EXHIBIT 99-11

                                    AMENDMENT

                            DATED AS OF MAY 28, 2003


            This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, INC., as agent (the "Agent") for itself and Citibank.

            PRELIMINARY STATEMENTS:

            (1) The Seller, Citibank, and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, and an Amendment and Restatement thereof, dated as of October 1, 1991, and as further amended by an Amendment dated as of February 28, 1994, an Amendment dated as of February 1, 1999, an Amendment dated as of January 27, 2000 and an Amendment dated as of January 25, 2001 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated, being the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

            (2) The Seller, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.

            SECTION 2. Amendments to Agreement. (a) Effective agreement" set forth in Section 1.01 of the Agreement is, as of the date hereof:

            Section 2.11(a) of the Agreement is amended in its entirety to read as follows:

            "(a) If CNAI, the Owner, any entity which enters into a commitment to purchase Eligible Assets or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that
            (i) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, or (ii) as a result of the existence of, or occurrence of any change in, accounting standards (including the issuance of any pronouncement, interpretation or release), all or any portion of the assets and liabilities of the Investor, including the assets which are the subject of this Agreement and the agreements related hereto, are consolidated (for

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            financial and/or accounting purposes) with those of such Affected
            Person (other than the Investor), then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, in the case of clause (i), to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments, and, in the case of clause (ii), to the extent of any increased capital charge or reduced return resulting from the consolidation of the assets and liabilities which are the subject of this Agreement and the agreements related hereto, as reasonably determined by such Affected Person; provided, however, that with respect to Affected Persons other than Citibank, CNAI, the Investor or their respective Affiliates, payment, in the case of clause (i), will be provided only for increases in capital resulting from changes in laws, regulations or guidelines from and after June 14, 1991. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error."

            2.2 Section 11.07 of the Agreement is amended by adding a new paragraph thereto which reads in its entirety as follows:

            "Notwithstanding any other provision herein, each party hereto (and each employee, representative or other agent of each party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. structure of the transaction contemplated by this Agreement and the other agreements related hereto and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws."

            SECTION 3. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

            (1) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

            (2) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and, except to the extent



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      contemplated by the Agreement, do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

            (3) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing from time to time of continuation statements continuing the effectiveness of the UCC Financing Statements referred to in Article III of the Agreement, which continuation statements have been duly filed and are in full force and effect on the date hereof.

            (4) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

            SECTION 4. Reference to and Effect on the Agreement; Consent of the Agent. (a) On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.


            (1) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

            (2) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, Citibank or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.

            (3) In accordance with the provisions of Section 1.02 of the Agreement, the Agent hereby consents to the amendment of Schedule II to the CAFCO Agreement.

            SECTION 5. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and reasonable expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, the Owner, Citibank, CNAI and their respective Affiliates against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.





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            SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

            SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          THE DETROIT EDISON COMPANY


                                          By:    /s/David R. Murphy
                                             -----------------------------------
                                                 Assistant Treasurer


                                          CITICORP NORTH AMERICA, INC.,
                                          Individually and as Agent


                                          By:    /s/Joseph A. Farina
                                             -----------------------------------
                                                 Vice President


                                          CITIBANK, N.A.


                                          By:    /s/Joseph A. Farina
                                             -----------------------------------
                                                 Vice President



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